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EXHIBIT 21

Apex Silver Mines Limited
Annual Report on Form 10-K
for the
Year Ended December 31, 2003

SUBSIDIARIES

NAME	JURISDICTION OF FORMATION
Andean Silver Corporation LDC	Cayman Islands
Apex Asia LDC	Cayman Islands
Apex Metals Limited	Cayman Islands
Apex Partners LDC	Cayman Islands
Apex Silver Mines Corporation	Delaware
Apex Silver Mines LDC	Cayman Islands
ASC Bolivia LDC	Cayman Islands
ASC Central America LDC	Cayman Islands
ASC Partners LDC	Cayman Islands
ASC Peru LDC	Cayman Islands
Asgat Mongu Company Ltd.	Mongolia
ASM Holdings Limited	Cayman Islands
Compania Metallurgica Largo, S. de R.L. de C.V.	Mexico
Compania Minerales De Zacatecas, S. de R.L. de C.V.	Mexico
Cordilleras Silver Mines Ltd.	Cayman Islands
Cordilleras Silver Mines (Cayman) LDC	Cayman Islands
Minera De Cordilleras, S. de R.L. de C.V.	Mexico
Minera De Cordilleras (Honduras), S. de R.L.	Honduras
Minera San Cristobal S.A.	Bolivia
SilEx Limited	Cayman Islands

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SUBSIDIARIES